                                                                    EXHIBIT 99.2





                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             BEAZER HOMES USA, INC.

                          BEAZER HOMES INVESTMENT CORP.

                                       and

                           CROSSMANN COMMUNITIES, INC.


                          Dated as of January 29, 2002

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ARTICLE I.    THE MERGER.........................................................................2

         SECTION 1.1    The Merger...............................................................2

         SECTION 1.2    Closing..................................................................2

         SECTION 1.3    Effective Time...........................................................2

         SECTION 1.4    Certificate of Incorporation and By-Laws of the Surviving Corporation....2

         SECTION 1.5    Directors................................................................3

         SECTION 1.6    Officers.................................................................3

ARTICLE II.   EFFECT OF MERGER ON THE CAPITAL STOCK OF PARENT, MERGER SUB AND THE COMPANY........3

         SECTION 2.1    Capital Stock of Merger Sub..............................................3

         SECTION 2.2    Cancellation of Treasury Stock and Parent Owned Stock....................3

         SECTION 2.3    Conversion of Company Common Stock.......................................3

         SECTION 2.4    Cancellation of Company Shares...........................................8

         SECTION 2.5    Stock Options............................................................8

         SECTION 2.6    Adjustment of Exchange Ratio.............................................9

         SECTION 2.7    Exchange of Certificates.................................................9

         SECTION 2.8    Distributions with Respect to Unexchanged Shares........................10

         SECTION 2.9    No Further Ownership Rights.............................................10

         SECTION 2.10   No Fractional Shares....................................................11

         SECTION 2.11   Termination of Exchange Fund............................................11

         SECTION 2.12   No Liability............................................................11

         SECTION 2.13   Investment of Exchange Fund.............................................11

         SECTION 2.14   Transfer Taxes..........................................................12

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................12

         SECTION 3.1    Organization, Existence and Good Standing of the Company................12

         SECTION 3.2    Organization, Existence and Good Standing of Company Subsidiaries.......12

         SECTION 3.3    Capitalization..........................................................13
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         SECTION 3.4    Authority Relative to this Agreement; Recommendation....................14

         SECTION 3.5    Material Contracts......................................................14

         SECTION 3.6    No Conflict.............................................................15

         SECTION 3.7    Required Filings and Consents...........................................15

         SECTION 3.8    Compliance with Laws and Obligations....................................15

         SECTION 3.9    Permits.................................................................16

         SECTION 3.10   SEC Filings.............................................................16

         SECTION 3.11   Financial Statements....................................................16

         SECTION 3.12   Absence of Certain Changes..............................................16

         SECTION 3.13   No Undisclosed Liabilities..............................................17

         SECTION 3.14   Litigation..............................................................17

         SECTION 3.15   Employee Benefit Plans..................................................18

         SECTION 3.16   Labor Matters...........................................................19

         SECTION 3.17   Restrictions on Business Activities.....................................20

         SECTION 3.18   Real Property...........................................................20

         SECTION 3.19   Taxes...................................................................21

         SECTION 3.20   Intellectual Property...................................................25

         SECTION 3.21   Environmental Matters...................................................25

         SECTION 3.22   Interested Party Transactions...........................................26

         SECTION 3.23   Insurance...............................................................26

         SECTION 3.24   Warranties..............................................................27

         SECTION 3.25   Joint Ventures..........................................................27

         SECTION 3.26   Opinion of Financial Advisors...........................................27

         SECTION 3.27   Brokers.................................................................27

         SECTION 3.28   Tax Treatment...........................................................27

         SECTION 3.29   Affiliates..............................................................27

         SECTION 3.30   Vote Required...........................................................28

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................28

         SECTION 4.1    Organization, Existence and Good Standing of Parent and Merger Sub......28
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         SECTION 4.2    Organization, Existence and Good Standing of Parent Subsidiaries........28

         SECTION 4.3    Capitalization..........................................................29

         SECTION 4.4    Authority Relative to this Agreement; Recommendation....................30

         SECTION 4.5    Material Contracts......................................................30

         SECTION 4.6    No Conflict.............................................................30

         SECTION 4.7    Required Filings and Consents...........................................31

         SECTION 4.8    Compliance with Laws and Obligations....................................31

         SECTION 4.9    Permits.................................................................31

         SECTION 4.10   SEC Filings.............................................................32

         SECTION 4.11   Financial Statements....................................................32

         SECTION 4.12   Absence of Certain Changes..............................................32

         SECTION 4.13   No Undisclosed Liabilities..............................................32

         SECTION 4.14   Litigation..............................................................33

         SECTION 4.15   Employee Benefit Plans..................................................33

         SECTION 4.16   Labor Matters...........................................................35

         SECTION 4.17   Restrictions on Business Activities.....................................35

         SECTION 4.18   Real Property...........................................................35

         SECTION 4.19   Taxes...................................................................36

         SECTION 4.20   Intellectual Property...................................................39

         SECTION 4.21   Environmental Matters...................................................40

         SECTION 4.22   Interested Party Transactions...........................................40

         SECTION 4.23   Insurance...............................................................40

         SECTION 4.24   Opinion of Financial Advisor............................................41

         SECTION 4.25   Brokers.................................................................41

         SECTION 4.26   Tax Treatment...........................................................41

         SECTION 4.27   Vote Required...........................................................41

         SECTION 4.28   Parent Common Stock.....................................................41

         SECTION 4.29   Sufficient Funds........................................................42

         SECTION 4.30   Warranties..............................................................42

         SECTION 4.31   Joint Ventures..........................................................42
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ARTICLE V.     CONDUCT OF BUSINESS PENDING THE MERGER...........................................42

         SECTION 5.1    Conduct of Business of the Company......................................43

         SECTION 5.2    No Solicitation.........................................................45

         SECTION 5.3    Conduct of Business by Parent...........................................47

         SECTION 5.4    Adverse Changes in Condition............................................48

ARTICLE VI.    ADDITIONAL AGREEMENTS............................................................48

         SECTION 6.1    Registration Statement/Listing Application..............................48

         SECTION 6.2    Meetings of Stockholders................................................50

         SECTION 6.3    Antitrust Matters.......................................................52

         SECTION 6.4    Access to Information; Confidentiality..................................52

         SECTION 6.5    Tax-Free Reorganization.................................................52

         SECTION 6.6    Affiliate Agreements....................................................53

         SECTION 6.7    Company Stock Options...................................................53

         SECTION 6.8    Indemnification and Insurance...........................................53

         SECTION 6.9    Further Action..........................................................54

         SECTION 6.10   Public Announcements....................................................54

         SECTION 6.11   Employee Benefits.......................................................55

ARTICLE VII.   TERMINATION......................................................................56

         SECTION 7.1    Termination.............................................................56

         SECTION 7.2    Effect of Termination...................................................58

         SECTION 7.3    Amendment...............................................................60

         SECTION 7.4    Extension: Waiver.......................................................60

ARTICLE VIII.  CONDITIONS TO THE MERGER.........................................................60

         SECTION 8.1    Conditions to the Obligations of Each Party.............................60

         SECTION 8.2    Conditions to the Obligations of Parent and Merger Sub..................61

         SECTION 8.3    Conditions to the Obligations of the Company............................63

ARTICLE IX.    GENERAL PROVISIONS...............................................................63

         SECTION 9.1    Nonsurvival of Representations..........................................63

         SECTION 9.2    Notices.................................................................64

         SECTION 9.3    Definitions.............................................................65

         SECTION 9.4    Headings................................................................66
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         SECTION 9.5    Severability............................................................66

         SECTION 9.6    Entire Agreement........................................................66

         SECTION 9.7    Assignment..............................................................66

         SECTION 9.8    Parties in Interest.....................................................67

         SECTION 9.9    Failure and Indulgence not Waivers; Remedies not Exclusive..............67

         SECTION 9.10   Governing Law...........................................................67

         SECTION 9.11   Counterparts............................................................67
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

         AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2002 among BEAZER HOMES USA, INC., a Delaware corporation ("Parent"), BEAZER HOMES INVESTMENT CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and CROSSMANN COMMUNITIES, INC., an Indiana corporation (the "Company").


                                   WITNESSETH:
                                   -----------

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "AGREEMENT");

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have unanimously approved and deemed advisable the merger of the Company with and into Merger Sub (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share (a "COMPANY SHARE") of common stock, no par value, of the Company ("COMPANY COMMON STOCK"), will be converted into the right to receive common stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") and cash subject to the provisions of Article II of this Agreement;

         WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

         WHEREAS, as a condition and inducement to the Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain stockholders of the Company are entering into a voting agreement, in the form attached hereto as EXHIBIT A, with Parent;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER


         SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Indiana Business Corporation Law (the "IBCL"), the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the IBCL.

         SECTION 1.2 CLOSING. Unless this Agreement shall have been terminated and the transaction herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver (pursuant to the terms of this Agreement) of the conditions set forth in Article VIII, the closing of the Merger (the "CLOSING") shall take place as promptly as practicable, and in any event within two business days, after satisfaction or waiver (pursuant to the terms of this Agreement) of the conditions set forth in Article VIII (the "CLOSING DATE") at the offices of Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.3 EFFECTIVE TIME. On the Closing Date, or as soon as practicable thereafter, the parties shall execute and file with the Secretary of State of the State of Delaware, a Certificate of Merger, and with the Secretary of State of the State of Indiana, Articles of Merger, executed in accordance with the relevant provisions of the DGCL and the IBCL, respectively. The "EFFECTIVE TIME" shall be 11:59 p.m. Eastern Time on the Closing Date, which date and time shall be specified in the Certificate of Merger and Articles of Merger, or at such other time as is agreed to in writing by the parties hereto.

         SECTION 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

         (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by the DGCL and this Agreement.

         (b) The By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by the DGCL and this Agreement.

         SECTION 1.5 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.6 OFFICERS. The persons listed on EXHIBIT B hereto shall become the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II.

                      EFFECT OF MERGER ON THE CAPITAL STOCK
                      OF PARENT, MERGER SUB AND THE COMPANY

         SECTION 2.1 CAPITAL STOCK OF MERGER SUB. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         SECTION 2.2 CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held immediately prior to the Effective Time and held in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         SECTION 2.3 CONVERSION OF COMPANY COMMON STOCK.

         At the Effective Time, subject to the provisions of this Agreement, each Company Share issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.2) shall be converted into the merger consideration (the "MERGER CONSIDERATION") which shall consist of the right to receive:

         (a) For each such Company Share other than shares of Company Common Stock as to which a Stock Election or Cash Election has been duly made and not revoked or lost pursuant to Section 2.3(g), the right to receive cash and Parent Common Stock as specified herein below (the "Base Consideration"). Subject to
Section 2.3(a)(vii), the

Base Consideration shall be $17.60 in cash plus a fraction of a share of Parent Common Stock equal to the Base Exchange Ratio. The term "Base Exchange Ratio" means:

                  (i) If the Stock Value is equal to or greater than $68.54 and equal to or less than $80.45, the Base Exchange Ratio shall be 0.3544.

                  (ii) If the Stock Value is less than $68.54 and greater than $61.46, the Base Exchange Ratio shall equal the quotient obtained by dividing $24.29 by the Stock Value (rounded to the nearest ten thousandth).

                  (iii) If the Stock Value is greater than $80.45 and less than $93.13, the Base Exchange Ratio shall equal the quotient obtained by dividing $28.51 by the Stock Value (rounded to the nearest ten thousandth).

                  (iv) If the Stock Value is equal to or less than $61.46, the Base Exchange Ratio shall be 0.3952.

                  (v) If the Stock Value is equal to or greater than $93.13, the Base Exchange Ratio shall be 0.3061.

                  (vi) The term "Stock Value" means the average of the closing prices of Parent Common Stock as reported for NYSE Composite Transactions for the 15 consecutive trading days ending at the close of trading on the date that is three trading days prior to the date of the Company Stockholder Meeting (as defined in Section 6.2(a)).

                  (vii) If the Stock Value is less than the Floor Price and Parent so elects, as provided in Section 7.1(f), the Base Consideration shall be the Adjusted Cash Amount plus a fraction of a share of Parent Common Stock equal to the Adjusted Exchange Ratio; provided that, as set forth in Section 2.3(b)(ii), the Base Consideration Value shall equal not less than $38.21.

                  (viii) The term "Adjusted Cash Amount" means $17.60, or more if and to the extent elected by Parent as provided in Section 7.1(f).

                  (ix) The term "Adjusted Exchange Ratio" means 0.3952, or more if and to the extent elected by Parent pursuant to Section 7.1(f).

                  (x) The term "Floor Price" means $52.15.

                  (xi) Company Shares as to which a Base Election has duly been made or as to which a Stock Election or Cash Election has not been duly made or, if made, has been revoked or lost pursuant to Section 2.4 (a "NON-ELECTION" ) are hereinafter sometimes referred to as "Non-Election Shares."

         (b) Subject to Section 2.3(e), for each such Company Share with respect to which an election to receive Parent Common Stock has been duly made and not revoked or lost pursuant to the provisions of Sections 2.3(i) through 2.3(k) (a "STOCK ELECTION"), the right to receive a fraction of a share of Parent Common Stock equal to the Stock Exchange Ratio.

                  (i) The term "Stock Exchange Ratio" means the quotient of the Base Consideration Value divided by the Stock Value.

                  (ii) The term "Base Consideration Value" means (w) $17.60 plus
         (x) the product of the Stock Value times the Base Exchange Ratio; provided, that if the Stock Value is less than the Floor Price and Parent so elects, as provided in Section 7.1(f), the Base Consideration Value shall be the sum of (y) the Adjusted Cash Amount plus (z) the product of the Adjusted Exchange Ratio times the Stock Value; provided, further, that the sum of (y) and (z) shall not be less than $38.21.

                  (iii) Company Shares for which a Stock Election has been made are hereinafter sometimes referred to as the "Stock Election Shares."

         (c) Subject to Section 2.3(d), for each such Company Share with respect to which an election to receive cash has been duly made and not revoked or lost pursuant to the provisions of Sections 2.3(i) through 2.3(k) (a "CASH ELECTION"), the right to receive in cash an amount equal to the Base Consideration Value. Company Shares for which a Cash Election has been made are hereinafter sometimes referred to as the "Cash Election Shares."

         (d) If the Requested Cash Amount exceeds the Cash Consideration, the Merger Consideration for each Cash Election Share shall be cash and Parent Common Stock as set forth below:

                  (i) Cash equal to the quotient of (y) the Cash Consideration minus the product of (A) the Adjusted Cash Amount times (B) the aggregate number of Non-Election Shares, divided by (z) the aggregate number of Cash Election Shares, but in no event less than the Adjusted Cash Amount.

                  (ii) A fraction of a share of Parent Common Stock equal to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to Section 2.3(d)(i), divided by (z) the Stock Value.

                  (iii) The term "Requested Cash Amount" means the aggregate amount of cash that would be payable with respect to Non-Election Shares and Cash Election Shares before any adjustments pursuant to
         Section 2.3(e) or this Section 2.3(d).

                  (iv) The term "Cash Consideration" means the product of the Adjusted Cash Amount times the number of Company Shares outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.2).

         (e) If the Requested Cash Amount is less than the Cash Consideration, the Merger Consideration for each Stock Election Share shall be cash and Parent Common Stock as set forth below:

                  (i) Cash equal to the quotient of (y) the Cash Consideration minus the Requested Cash Amount, divided by (z) the number of Stock Election Shares.

                  (ii) A fraction of a share of Parent Common Stock equal to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to Section 2.3(e)(i), divided by (z) the Stock Value.

         (f) Notwithstanding the foregoing, if more than 60% of the total value of the Merger Consideration for all the outstanding Company Shares other than shares to be canceled in accordance with Section 2.2 would be cash, the cash which a holder of a share of Company Common Stock will receive will be reduced on a pro rata basis with all other such holders to the amount such that 60% of the total value of the Merger Consideration will be cash and the holders of Company Common Stock will receive in exchange for such reduction in cash an amount of additional shares of Parent Common Stock obtained by dividing the amount of such reduction in cash by the Stock Value.

         (g) Each person who, on or prior to the Election Date, is a record holder of shares of Company Shares shall have the right to submit a Form of Election specifying one of the following: (i) that such stockholder desires that all of his or her Company Shares be converted into the Base Consideration (such election being hereinafter sometimes referred to as a "Base Election"), (ii) that such stockholder desires that all of his or her Company Shares be converted into cash pursuant to the Cash Election, or (iii) that such stockholder desires that all of his or her Company Shares be converted into Stock Election Shares pursuant to the Stock Election. A stockholder may not make an election for less than all of his or her Company Shares.

         (h) Parent shall prepare, subject to the reasonable approval of the Company, a form of election (the "FORM OF ELECTION") for mailing with the Proxy Statement. The Form of Election shall be (i) mailed to the record holders of Company Shares as of the record date for the Company Stockholder Meeting, and
(ii) used by each record holder of Company Shares to make the Base Election, the Cash Election or the Stock Election. The Company shall also use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Shares during the period between such record date and the Election Date. Any such holder's Base Election, Cash Election or Stock Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York

City time on the business day next preceding the date of the Company Stockholder Meeting (the "ELECTION DATE"), a Form of Election properly completed and signed and accompanied by certificate(s) for the Company Shares ("CERTIFICATE(S)") to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee for delivery of such Certificate(s) as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that such Certificate(s) are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery).

         (i) Any Form of Election may be revoked by a record holder of Company Common Stock who submitted such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned or if either the Company's or Parent's stockholders fail to approve the Merger. If a Form of Election is revoked because the Merger has been abandoned or if either the Company's or Parent's stockholders fail to approve the Merger, the Certificate(s) (or guarantee(s) of delivery, if applicable) for the share(s) of Company Common Stock, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

         (j) For purposes of this Agreement, a holder of Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Date or who submits a Form of Election that is not properly made or who acquires Company Shares after the date hereof pursuant to either of the Company Option Plans shall be deemed to have made a Non-Election. If Parent or the Exchange Agent shall determine that any purported Base Election, Cash Election or Stock Election was not properly made, such purported Base Election, Cash Election or Stock Election shall be deemed to be of no force and effect and the holder making such purported Base Election, Cash Election or Stock Election shall, for purposes of this Agreement, be deemed to have made a Non-Election. All holders of Non-Election Shares shall receive the Base Consideration.

         (k) Parent shall have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any stockholder of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by Section 2.3(d) and Section 2.3(e) and all such computations shall be conclusive and binding on the holders of Company Common Stock.

         SECTION 2.4 CANCELLATION OF COMPANY SHARES. Upon conversion pursuant to
Section 2.3, all Company Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration and any other amounts in accordance with the terms provided herein. All shares of Parent Common Stock issued as Merger Consideration shall be fully paid and nonassessable.

         SECTION 2.5 STOCK OPTIONS. At the Effective Time, each option outstanding (and which by its terms does not lapse on or before the Effective
Time) to purchase Company Common Stock (a "COMPANY STOCK OPTION") granted under the Company's 1993 Employee Stock Option Plan, as amended (the "COMPANY EMPLOYEE OPTION PLAN"), or the Company's 1993 Outside Director Stock Option Plan (the "COMPANY DIRECTOR PLAN" and, together with the Company Employee Option Plan, the "COMPANY OPTION PLANS"), whether or not then vested or exercisable, shall be replaced by a comparable option to purchase Parent Common Stock (a "PARENT STOCK OPTION"), after giving effect to the requirements of the Company Option Plans (including without limitation any provisions with respect to a change of control of the Company) pursuant to which it was granted and any stock option agreement by which it is evidenced. Notwithstanding the foregoing, in the event that, as of the Effective Time, Parent shall not have reserved a sufficient number of shares for issuance upon exercise of each of the Parent Stock Options contemplated by this Section 2.5, then, to the extent of such deficiency and on a pro rata basis, each holder of a Company Stock Option (whether or not then vested or exercisable) shall be entitled to receive, immediately prior to the Effective Time, cash in an amount equal to the difference between (A) the Base Consideration Value minus (B) the per-share exercise price of the applicable Company Stock Option. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in
Section 424 of the Code as to any stock option which is an "incentive stock option." Each Parent Stock Option shall be exercisable for that number of shares of Parent Common Stock equal to the number of the Company Shares subject to the corresponding Company Stock Option multiplied by the Stock Exchange Ratio, and shall have an exercise price per share equal to its exercise price per Company Share divided by the Stock Exchange Ratio (the "Adjusted Strike Price"). Any resulting fractional share of Parent Common Stock shall be rounded down to the nearest whole share and Parent shall pay an amount in cash to the holder of such Company Stock Option at the Effective Time equal to the product of such fractional share of Parent Common Stock multiplied by an amount equal to the Stock Value minus the Adjusted Strike Price. Parent and the Company shall use commercially reasonable efforts to take all such steps as may be required to cause the transactions contemplated by this Section 2.5 and any other dispositions of equity securities of the Company or dispositions of Parent equity securities in connection with this Agreement by each individual who (i) is a director or officer of the Company or (ii) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 of the Exchange Act.

         SECTION 2.6 ADJUSTMENT OF EXCHANGE RATIO. If after the date hereof and prior to the Effective Time there shall have been a change in the Parent Common Stock, by reason of a stock split (including a reverse split) of the Parent Common Stock or a dividend payable in the Parent Common Stock, or any other distribution of securities to holders of the Parent Common Stock with respect to their Parent Common Stock (including without limitation such a distribution made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) or otherwise, then the Exchange Ratio and the dollar amounts set forth in Section 2.3(a) shall be appropriately adjusted; provided, however, that the aggregate amount of Merger Consideration shall not be adjusted below the amount provided for in this Article II.

         SECTION 2.7 EXCHANGE OF CERTIFICATES.

         (a) Prior to the mailing of the Proxy Statement, Parent shall enter into an agreement with a bank or trust company designated by Parent (the "EXCHANGE AGENT"), providing that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Shares, for exchange in accordance with Sections 2.3 and 2.4 and this Section 2.7 through the Exchange Agent, (i) cash in an amount equal to the aggregate amount payable pursuant to Sections 2.3 and 2.5, (ii) certificates representing the shares of Parent Common Stock issuable pursuant to Sections 2.3 and 2.5 and
(iii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Parent Common Stock pursuant to Section 2.10 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and the cash referred to in clause (iii) of this Section 2.7 being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash and the Parent Common Stock contemplated to be issued pursuant to this Article II from the Exchange Fund in accordance with this Agreement. Until they are distributed, the shares of Parent Common Stock held by the Exchange Agent shall be deemed to be outstanding, but the Exchange Agent shall not vote such shares or exercise any rights of a stockholder with regard thereto.

         (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate representing shares of Company Common Stock (a "CERTIFICATE") whose shares were converted into the right to receive the Merger Consideration, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificate(s) in exchange for the Merger Consideration. Upon surrender of such Certificate(s) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and cash which such holder has the right to receive pursuant to the provisions of Sections 2.3 and 2.10, and the Certificate(s) so surrendered shall forthwith be canceled.

         (c) If any cash or any certificate representing Parent Shares is to be paid to or issued in a name other than that in which a Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required by reason of the payment of cash or the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash, the certificate representing shares of Parent Common Stock or cash in lieu of any fractional shares of Parent Common Stock, as applicable. No interest will be paid or will accrue on any cash so payable.

         (d) If any holder of converted Company Shares shall be unable to surrender such holder's Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Parent.

         SECTION 2.8 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Section 2.3 and no cash shall be paid to any such holder until such Certificate is surrendered or deemed surrendered in accordance with this
Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the shares of Parent Common Stock representing such shares are registered
(i) at the time of such surrender, the amount of any cash payable to which such holder is entitled pursuant to this Section 2.8 and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions, with (x) a record date with respect thereto after the Effective Time, but prior to such surrender, and (y) a payment date subsequent to such surrender, payable with respect to such shares of Parent Common Stock.

         SECTION 2.9 NO FURTHER OWNERSHIP RIGHTS. All cash and shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.10) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the

Company Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

         SECTION 2.10 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Stock Value. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

         SECTION 2.11 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of cash and Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock, all without interest.

         SECTION 2.12 NO LIABILITY. To the fullest extent permitted by applicable law, none of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any Merger Consideration or any dividends or distributions with respect to Parent Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         SECTION 2.13 INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund on a daily basis as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

         SECTION 2.14 TRANSFER TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to Section 2.7(c) (collectively, "TRANSFER TAXES"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Shares, all Transfer Taxes.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a separate disclosure schedule which has been delivered by the Company to the Parent prior to the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (which Company Disclosure Schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such Company Disclosure Schedule relates), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 3.1 ORGANIZATION, EXISTENCE AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana. The Company has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely to have a Company Material Adverse Effect. The Company has delivered to Parent a complete and correct copy of its Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") and Bylaws as amended to the date hereof.

         SECTION 3.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF COMPANY SUBSIDIARIES. Section 3.2 of the Company Disclosure Schedule sets forth a list of each subsidiary of the Company (each a "COMPANY SUBSIDIARY" and, collectively the "COMPANY SUBSIDIARIES"), the jurisdiction of incorporation or organization, as applicable, of each Company Subsidiary, the type of entity of each Company Subsidiary, the percentage of the ownership of the outstanding capital stock or interest in each Company Subsidiary by the Company or by any other Company Subsidiary and the authorized and outstanding capital stock of each corporate Company Subsidiary. Each Company Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each Company Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each Company Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely to have a Company Material Adverse Effect. Except for the Company Subsidiaries and except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest the Company or any Company Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than one percent (1%) of the outstanding voting securities of such company, nor has the Company entered into any agreement, arrangement or understanding to make any such investment.

         SECTION 3.3 CAPITALIZATION.

         (a) The authorized capital stock of the Company consists solely of 30,000,000 shares of Company Common Stock, and 10,000,000 shares of preferred stock, no par value ("COMPANY PREFERRED STOCK"). As of the date hereof: (i) 10,671,503 shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are held in treasury, and no shares of Company Preferred Stock are issued and outstanding; and (ii) 248,600 shares of Company Common Stock are reserved for purchase pursuant to the Company Option Plans. All of the outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued prior to the Effective Time upon exercise of any option or other right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of the Company and no equity equivalent interests in the ownership or earnings of the Company or the Company Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each Company Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.

         (b) Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding rights, including options, to purchase Company Common Stock, the name of each holder thereof, the number of shares purchasable thereunder, the date of vesting of such right, any rights of holders of such rights that will be triggered by the consummation of the Merger and the per share exercise or purchase price of each right. There are no securities of the Company or any Company Subsidiary convertible or exchangeable for shares of capital stock or voting securities of the Company or any Company Subsidiary; and, except as set forth in Section 3.3 of the Company Disclosure

Schedule, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interest of any Company Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary.

         SECTION 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock in accordance with the IBCL and the Company's Articles of Incorporation). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company (the "COMPANY BOARD") has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the IBCL and the Company's Articles of Incorporation and Bylaws,
(ii) determining that this Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (iii) determining that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company and (iv) recommending that the stockholders of the Company approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

         SECTION 3.5 MATERIAL CONTRACTS. Except as set forth in Section 3.5 of the Company Disclosure Schedule, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 set forth a list of all agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound which, as of the date hereof: (i) are required to be filed as "material contracts" with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); (ii) under which the consequences of a default, nonrenewal or termination is reasonably likely to have a Company Material Adverse Effect; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of control" of the Company, or upon execution of this Agreement by the Company or the performance by the Company of its obligations hereunder (collectively, the "COMPANY MATERIAL CONTRACTS").

         SECTION 3.6 NO CONFLICT. Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor the compliance by the Company with any of the provisions hereof will, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which its or any of their respective assets or properties are bound or affected (such laws, rules, regulations, orders, judgments or decrees applicable with respect to a party or such party's assets or properties, the "APPLICABLE LAWS"), or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or any Company Subsidiary, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective assets or properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that are not reasonably likely to have a Company Material Adverse Effect.

         SECTION 3.7 REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor the compliance by the Company with any of the provisions hereof will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, federal, state or local ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, state securities laws ("BLUE SKY LAWS"), any pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by the DGCL and the IBCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.8 COMPLIANCE WITH LAWS AND OBLIGATIONS. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of,
(i) any

Applicable Law or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, defaults or violations which is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.9 PERMITS. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company and each Company Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of the Company and the Company Subsidiaries as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to hold such Company Permits is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.10 SEC FILINGS. The Company has filed all forms, reports and documents required to be filed by it with the SEC (collectively, the "COMPANY SEC REPORTS") on a timely basis. The Company SEC Reports filed prior to the date hereof and all similar documents filed prior to the Closing Date (i) were, or will be, as the case may be, prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, or will not, as the case may be, at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

         SECTION 3.11 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 3.12 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Company SEC Reports, since December 31, 2001, there has not occurred: (i) any Company Material Adverse Effect or any event, change or effect which is reasonably likely to have, individually or in the aggregate with other events, changes or effects, a Company Material Adverse Effect; (ii) any amendments or changes in the Articles of

Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any asset of the Company or any Company Subsidiary (whether or not covered by insurance) that is reasonably likely to individually or in the aggregate have a Company Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory, other than in the ordinary course of business consistent with past practices; or (vi) any action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

         SECTION 3.13 NO UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) for which in the aggregate there are adequate reserves in the Company's audited balance sheet (including any related notes thereto) as of December 31, 2001 (the "2001 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business before the date of the 2001 Company Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 Company Balance Sheet, or (c) incurred since December 31, 2001 in the ordinary course of business consistent with past practice or in connection with this Agreement, that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         SECTION 3.14 LITIGATION. Except as set forth in the Company SEC Reports or in Section 3.14 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any properties or rights of the Company or any Company Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would be required to be disclosed in an Annual Report on Form 10-K or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement. None of the claims, actions, suits, proceedings and investigations so set forth are reasonably likely to have a Company Material Adverse Effect.

         SECTION 3.15 EMPLOYEE BENEFIT PLANS.

         (a) Section 3.15 of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, performance pay, loan or loan guarantee, change of control or other non-ERISA plans, written or otherwise, for the benefit of, or relating to, any current or former employee or director of or consultant to the Company, any trade or business (whether or not incorporated) which is or was a member of a controlled group including the Company or which is under common control with the Company (a "COMPANY ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any Company Subsidiary, that the Company, any Company Subsidiary or any Company ERISA Affiliate maintains or pursuant to which has any obligation, as well as each employee pension plan with respect to which the Company, any Company Subsidiary or a Company ERISA Affiliate maintained or otherwise incurred any liability within the consecutive five-year period ending on the Closing Date (collectively the "COMPANY EMPLOYEE PLANS"). The Company has provided Parent copies of (i) each such written Company Employee Plan and all documents pursuant to which the Company Employee Plans are maintained, funded and administered, including summary plan descriptions, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (iv) all governmental rulings, determinations, and opinions (and pending requests for governmental communications, rulings, determinations, and opinions) during the past three years.

         (b) (i) None of the Company Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no Company Employee Plan is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA or is otherwise subject to Title IV of ERISA; (ii) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code or a breach of fiduciary duty within the meaning of Section 404 of ERISA, with respect to any Company Employee Plan, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; (iii) all Company Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue

Service (the "IRS") or Secretary of the Treasury) except as is not reasonably likely to have individually or in the aggregate a Company Material Adverse Effect, and the Company and each Company Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of any of the Company Employee Plans except as is not reasonably likely to have individually or in the aggregate a Company Material Adverse Effect; (iv) except as set forth in Section 3.15 of the Company Disclosure Schedule, each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and is the subject of a favorable determination letter from the IRS, such determination letter has not been revoked or threatened to be revoked by the IRS, to the knowledge of the Company, nothing has occurred since the date of such determination letter that could adversely affect the tax exempt status of such Company Employee Plan or the tax exempt status of any related trust, and each such Company Employee Plan which is not an IRS-approved master or prototype plan has been amended to comply with the tax laws referred to as "GUST" and submitted to the IRS for a determination letter that the Company Employee Plan, as amended, satisfies the qualification requirements of Section 401(a) the Code;
(v) except as provided by Sections 204(h), 4041(a)(2) or 104(b)(1) of ERISA, each Company Employee Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination; (vi) except as set forth in Section 3.15 of the Company Disclosure Schedule, all benefits due under each Employee Plan have been timely paid and there is no material lawsuit or claim, other than routine uncontested claims for benefits, pending, or to the knowledge of the Company, any Company ERISA Affiliate or Company Subsidiary, threatened, against any Company Employee Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan, and no basis exists for any such lawsuit or claim; (vii) except as set forth in Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a "change in control" of the Company, as such term is defined in the Company Employee Plan or in
Section 280G of the Code (and regulations promulgated thereunder), any Company ERISA Affiliate or Company Subsidiary, or any plant closing; (viii) no agreement, commitment, or obligation exists to increase any benefits under any Company Employee Plan or to adopt any new Company Employee Plan; and (ix) no Company Employee Plan has any unfunded accrued benefits that are not fully reflected in the Company's financial statements.

         SECTION 3.16 LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies are reasonably likely to have individually or in the aggregate a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the

Company or any Company Subsidiary, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any Company Subsidiary which are reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no executive or management employee of the Company or any of the Company Subsidiaries intends to terminate his employment in connection with the Merger.

         SECTION 3.17 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no agreement with any person, judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium or other action by a Governmental Entity, or to the knowledge of the Company, pending before or being considered by a Governmental Entity, binding upon the Company or any Company Subsidiary, which has or would have the effect of prohibiting or restricting the conduct of business by the Company or any Company Subsidiary as currently conducted or intended to be conducted, except for any prohibitions or restrictions as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.18 REAL PROPERTY. The Company and the Company Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by the Company or any Company Subsidiary, the Company or such Company Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by the Company and the Company Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and that are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 3.18 of the Company Disclosure Schedule, the Company and the Company Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by the Company or such Company Subsidiary at the time of its acquisition thereof. Neither the Company nor any Company Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has the Company or any Company Subsidiary received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or any Company Subsidiary, or to the knowledge of the Company, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of trust, rights-of-way, easements, mortgages and other documents granting to the Company or any Company Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of the Company and the Company Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by the Company or any Company Subsidiary that is reasonably likely to have a Company Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the Company Balance Sheet or incurred since the date of the Company Balance Sheet in the ordinary course of the Company's business consistent with past practices), except for charges or assessments as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there is no material impediment to obtaining any permits or governmental approvals required to develop lots or construct homes on undeveloped real property held by the Company or a Company Subsidiary for such purpose (the "COMPANY DEVELOPMENT PROPERTIES"), except for such as is not reasonably likely to have a Company Material Adverse Effect. The Company Development Properties have access to public streets, and are serviced (or will be serviced in accordance with "will serve letters" issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services that may be necessary to construct homes on such properties, and to the knowledge of the Company such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which the Company or any Company Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by the Company or the Company Subsidiaries has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.19 TAXES.

         (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind, in the nature of taxes, payable to any federal, state, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, including interest, penalties, additional taxes and additions to tax imposed with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person. For purposes of this Agreement, "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) Except as provided in Section 3.19 of the Company Disclosure
Schedule:

                  (i) The Company and the Company Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of the Company and the Company Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes shown as due on the face of such Tax Returns, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the 2001 Company Balance Sheet. The liabilities and reserves for Taxes reflected in the 2001 Company Balance Sheet cover all Taxes for all periods ended at or prior to the date of such balance sheet and have been determined in accordance with generally accepted accounting principles and all Taxes of the Company accrued following the date of the 2001 Company Balance Sheet have been accrued in the ordinary course of business of the Company and do not materially exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company's operating results).

                  (ii) The Company and the Company Subsidiaries have at all times complied in all respects with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention, except as any such noncompliance is not reasonably likely to have a Company Material Adverse Effect.

                  (iii) No Federal income Tax Return, or material state, local or foreign Tax Return, of the Company or any Company Subsidiary is the subject of a pending audit or other administrative proceeding or court proceeding. Neither the Company nor any of the Company Subsidiaries is aware of any claim by any taxing authority that the Company or any Company Subsidiary has been required to file a Tax Return, but has failed to do so. Neither the Company nor any of the Company Subsidiaries has requested an extension of time to file any Tax Return not yet filed, nor has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax not yet paid. Neither the Company nor any Company Subsidiary has granted a power of attorney that will be outstanding on the Closing Date with respect to any material matter related to Taxes. In the past two years neither the Company nor any Company Subsidiary has entered into any closing agreement with respect to any Federal income Taxes or any other material Taxes that has the effect of materially increasing the liability for Taxes for any taxable year of the Company for which Tax Returns have not been filed.

                  (iv) Except as is not reasonably likely to have a Company Material Adverse Effect, all Tax deficiencies that have been claimed, proposed, asserted or assessed in writing against the Company or any of the Company Subsidiaries have been fully paid or finally settled and there is no claim, audit, action, suit, proceeding, investigation or assessment pending against the Company or any of the Company Subsidiaries in respect of any Tax.

                  (v) No issues have been raised in any examination by any taxing authority which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined.

                  (vi) All Taxes that were required to be collected or withheld by the Company or any of the Company Subsidiaries have been duly collected or withheld, and all such Taxes that the Company or any of the Company Subsidiaries were required to remit to any taxing authority have been duly remitted, except where a failure to collect, withhold or remit Taxes is not reasonably likely to have a Company Material Adverse Effect.

                  (vii) Neither the Company nor any of the Company Subsidiaries is aware of any claim by any taxing authority that the Company or any Company Subsidiary is required to include in income any adjustment pursuant to Section 481 of the Code (or similar provisions of other law or regulation) by reason of a change in accounting method, nor has the Company or any of the Company Subsidiaries received notice that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

                  (viii) To the knowledge of the Company after review of appropriate documents filed with the SEC, the Company has no foreign stockholders for whom shares of Company Common Stock are United States real property interests as defined in Section 897 of the Code.

                  (ix) The Company and the Company Subsidiaries have disclosed on their respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (x) There are no requests for rulings or determinations in respect of any Tax pending between, or in respect of, the Company or any Company Subsidiary and any taxing authority.

                  (xi) Neither the Company nor any of the Company Subsidiaries has filed, or has had filed on its behalf, a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (xii) Neither the Company nor any of the Company Subsidiaries has made any payments, is obligated to make any payments or has entered into any agreements under which payment would, separately or in the aggregate in connection with this Agreement or any change in control or any other circumstances, result in a nondeductible expense to the Company or any of the Company Subsidiaries pursuant to Section 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                  (xiii) There are no liens for Taxes (other than for current Taxes not yet due and payable or for other immaterial Taxes that are being contested in good faith) upon the assets of the Company or any Company Subsidiary.

                  (xiv) Neither the Company nor any Company Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than agreements solely between the Company and its direct or indirect wholly-owned subsidiaries or among direct or indirect wholly-owned subsidiaries of the Company). Neither the Company nor any Company Subsidiary has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract or otherwise.

                  (xv) Neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code within the past two years.

                  (xvi) Neither the Company nor any Company Subsidiary has participated in or cooperated with an international boycott as that term is used in Section 999 of the Code.

                  (xvii) The Company does not own directly any interests in any entities that are classified as partnerships for federal and state income Tax purposes.

         (c) All persons who have at any time been classified as consultants, independent contractors or service providers other than employees to the Company or any Company Subsidiary (collectively, the "COMPANY CONSULTANTS") have been properly so classified and excluded from the classification as an employee in accordance with all Applicable Laws, including without limitation, ERISA and the Code and in accordance with the terms of each Company Employee Plan. The Company and all Company Subsidiaries have complied with all Applicable Laws with respect to employment, Taxes, and tax reporting associated with the Company Consultants except as is not reasonably likely to have a Company Material Adverse Effect.

         SECTION 3.20 INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and the Company Subsidiaries as currently conducted, except as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 3.21 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and the Company and the Company Subsidiaries have complied with all their environmental permits and with all applicable Environmental Laws;
(b) the properties currently owned or operated by the Company or any Company Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to the Company's knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by the Company or any Company Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by the Company or the Company Subsidiary; (d) neither the Company nor any Company Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under Environmental Law; (e) neither the Company nor any Company Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under Environmental Law; (f) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Subsidiary may be in violation of or liable under any Environmental Law; (g) neither the Company nor any Company Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on the Company or any Company Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving the Company or any Company Subsidiary that could reasonably be expected to result in any liability or costs to the Company or any Company Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by the Company or a Company Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of the Company, none of the properties now owned or operated by the Company or any Company Subsidiary contains any underground storage tanks. As used in this Agreement, "Environmental Law" means any federal, state, local or foreign law, regulation, rule, treaty, order, decree, permit, authorization, or the common law or any requirement of any governmental authority relating to: (A) the protection, investigation or restoration of the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or injury or threat of injury to persons or property; and "Hazardous Substance" means any substance that is listed in or regulated by any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

         SECTION 3.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in
Section 3.22 of the Company Disclosure Schedule or in the Company SEC Reports, since December 31, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.23 INSURANCE.

         (a) The Company maintains insurance, including, without limitation, general liability insurance, with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of the Company and the Company Subsidiaries. No event has occurred with respect to the Company or any Company Subsidiary (except for events affecting the home construction industry generally) that is reasonably likely to cause the Company to be unable to maintain its current coverage or obtain replacement coverage on substantially identical terms to the policies currently in force other than with respect to premium amounts which will not exceed then current market rates.

         (b) For the ten-year period ending as of the date of this Agreement, the Company has maintained in full force and effect general liability policies in respect of such period which named the Company and the Company Subsidiaries, so long as they were Company Subsidiaries, as named insureds for the period of ownership by the Company and which provided coverage for, among other occurrences, product liability and damages and liabilities arising therefrom in the minimum insured amount of $10,000,000 and the maximum deductible of $50,000.

         SECTION 3.24 WARRANTIES.

         (a) Except as set forth in Section 3.24 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have for the ten-year period ending as of the date of this Agreement, and each Company Subsidiary has prior to becoming a subsidiary of the Company for the longer of (1) the period between the date of formation of such Company Subsidiary and the date such Company Subsidiary became a subsidiary of the Company or (2) the applicable statute of limitations, provided to each home purchaser from either the Company or any Company Subsidiary a homeowners warranty from either Residential Warranty Corporation, Homeowners' Warranty Company, or Meridian Structural Insurance, Risk Retention Group, Inc., a Hawaii corporation ("MERIDIAN").

         (b) Meridian is in compliance with all Applicable Laws and requirements of all trade and industry groups so as to provide structural warranties as to houses and other properties conveyed by the Company or the Company Subsidiaries to third parties in all markets where the Company and the Company Subsidiaries sell houses and other improved property. There are no claims pending against Meridian or under homeowner warranty bonds issued by Meridian that are reasonably likely to have, individually or in the aggregate, if paid by Meridian, a Company Material Adverse Effect.

         SECTION 3.25 JOINT VENTURES. Neither the Company nor any Company Subsidiary has any direct liability or liability as a guarantor with respect to any indebtedness incurred in connection with any joint venture or similar arrangement to which the Company or any Company Subsidiary is a party.

         SECTION 3.26 OPINION OF FINANCIAL ADVISORS. The Company Board has received the opinion of the Company's financial advisor, McDonald Investments Inc. ("MCDONALD"), to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the stockholders of the Company, and the Company will deliver a copy of such written opinion to Parent promptly after the date hereof.

         SECTION 3.27 BROKERS. No broker, finder or investment banker (other than McDonald) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.28 TAX TREATMENT. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor to the knowledge of the Company is there any fact or circumstance relating to the Company, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.29 AFFILIATES. Except for the directors and executive officers of the Company, each of whom is listed in Section 3.29 of the Company Disclosure

Schedule and any other person or entity listed in Section 3.29 of the Company Disclosure Schedule, there are no persons or entities that may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

         SECTION 3.30 VOTE REQUIRED. At the Company Stockholder Meeting or any adjournment or postponement thereof, the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock are the only votes of the holders of any class or series of capital stock of the Company necessary to approve this Agreement.

                                  ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed in a separate disclosure schedule which has been delivered by the Parent and Merger Sub to the Company prior to the date of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (which Parent Disclosure Schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such Parent Disclosure Schedule relates), Parent and Merger Sub hereby represent and warrant to the Company as follows:

         SECTION 4.1 ORGANIZATION, EXISTENCE AND GOOD STANDING OF PARENT AND MERGER SUB. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. Parent is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely to have a Parent Material Adverse Effect. Merger Sub does not presently conduct any business and was formed solely for the purpose of effecting the Merger. Each of Parent and Merger Sub has delivered to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to the date hereof.

         SECTION 4.2 ORGANIZATION, EXISTENCE AND GOOD STANDING OF PARENT SUBSIDIARIES. Section 4.2 of the Parent Disclosure Schedule sets forth a list of each subsidiary of Parent (each a "Parent Subsidiary" and, collectively the "PARENT SUBSIDIARIES"), the jurisdiction of incorporation or organization, as applicable, of each Parent Subsidiary, the type of entity of each Parent Subsidiary, the percentage of the ownership of the outstanding capital stock or interest in each Parent Subsidiary by Parent or by any other Parent Subsidiary, and the authorized and outstanding capital stock of each corporate Parent Subsidiary. Each Parent Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each Parent Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each Parent Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely to have a Parent Material Adverse Effect. Except for the Parent Subsidiaries, Parent does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest Parent or any Parent Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than one percent (1%) of the outstanding voting securities of such company, nor has Parent entered into any agreement, arrangement or understanding to make any such investment.

         SECTION 4.3 CAPITALIZATION.

         (a) The authorized capital stock of Parent consists solely of 30,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock, par value $0.01 per share ("PARENT PREFERRED STOCK"). As of the date hereof: (i) 8,606,859 shares of Parent Common Stock are issued and outstanding, 3,830,076 shares of Parent Common Stock are held in treasury, and no shares of Parent Preferred Stock are issued and outstanding; and (ii) 1,687,046 shares of Parent Common Stock are reserved for purchase pursuant to Parent's Non-Employee Director Stock Option Plan, Parent's Amended 1994 Stock Incentive Plan and Parent's 1999 Stock Incentive Plan (collectively the "PARENT OPTION PLANS"). All of the outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued prior to the Effective Time upon exercise of any option or other right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of Parent and no equity equivalent interests in the ownership or earnings of Parent or the Parent Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each Parent Subsidiary (including Merger Sub) are validly issued, fully paid and nonassessable, and are owned by Parent or another Parent Subsidiary free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.

         (b) Section 4.3 of the Parent Disclosure Schedule sets forth a true and complete list of all outstanding rights, including options, to purchase Parent Common Stock, the name of each holder thereof, the number of shares purchasable thereunder, the date of vesting of such right, any rights of holders of such rights that will be triggered by the consummation of the Merger and the per share exercise or purchase price of each right. There are no securities of Parent or any Parent Subsidiary convertible or exchangeable for shares of capital stock or voting securities of Parent or any Parent Subsidiary; and, except as set forth in Section 4.3 of the Parent Disclosure Schedule, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. There are no obligations, contingent or otherwise, of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock or other equity interest of any Parent Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any Parent Subsidiary.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION. Parent and Merger Sub each have all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock and Merger Sub Common Stock in accordance with the requirements of the NYSE). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms. The members of the Board of Directors of Parent (the "PARENT BOARD"), present at a meeting of the Parent Board at which a quorum was present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the DGCL and Parent's Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and By-laws, (ii) determining that this Agreement and the Merger are fair to and in the best interests of the stockholders of Parent,
(iii) determining that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of Parent and (iv) recommending that the stockholders of Parent adopt and approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

         SECTION 4.5 MATERIAL CONTRACTS. The Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 sets forth a list of all agreements to which Parent or any Parent Subsidiary is a party or by which any of them is bound which, as of the date hereof: (i) are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act; (ii) under which the consequences of a default, nonrenewal or termination is reasonably likely to have a Parent Material Adverse Effect; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon execution of this Agreement by Parent or the performance by Parent of its obligations hereunder (collectively, the "PARENT MATERIAL CONTRACTS").

         SECTION 4.6 NO CONFLICT. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of

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

the transactions contemplated hereby nor the compliance by Parent or Merger Sub with any of the provisions hereof will, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) conflict with or violate any Applicable Law, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Parent or any Parent Subsidiary, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their respective assets or properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that are not reasonably likely to have a Parent Material Adverse Effect.

         SECTION 4.7 REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor the compliance by Parent or Merger Sub with any of the provisions hereof will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, any pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the DGCL and the IBCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Parent or Merger Sub from performing its obligations under this Agreement, or is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.8 COMPLIANCE WITH LAWS AND OBLIGATIONS. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Applicable Law or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, defaults or violations which is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.9 PERMITS. Parent and each Parent Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of Parent and Parent Subsidiaries as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to hold such Parent Permits is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and Parent Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.10 SEC FILINGS. Parent has filed all forms, reports and documents required to be filed by it with the SEC (collectively, the "PARENT SEC REPORTS") on a timely basis. The Parent SEC Reports filed prior to the date hereof and all similar documents filed prior to the Closing Date (i) were, or will be, as the case may be, prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, or will not, as the case may be, at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent Subsidiaries is required to file any forms, reports or other documents with the SEC.

         SECTION 4.11 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 4.12 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Reports, since September 30, 2001, there has not occurred: (i) any Parent Material Adverse Effect or any event, change or effect which is reasonably likely to have, individually or in the aggregate with other events, changes or effects, a Parent Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any asset of Parent or any Parent Subsidiary (whether or not covered by insurance) that is reasonably likely to individually or in the aggregate have a Parent Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business consistent with past practice; or (vi) any action or event that would have required the consent of the Company pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

         SECTION 4.13 NO UNDISCLOSED LIABILITIES. Neither Parent nor any Parent Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) for which in the aggregate there are adequate reserves in Parent's audited balance sheet (including any related notes thereto) as of September 30, 2001 (the "2001 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business before the date of the 2001 Parent Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 Parent Balance Sheet, or (c) incurred since September 30, 2001 in the ordinary course of business consistent with past practice or in connection with this Agreement, that is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.14 LITIGATION. Except as set forth in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or any properties or rights of Parent or any Parent Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would be required to be disclosed in an Annual Report on Form 10-K or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay Parent from performing its obligations under this Agreement. None of the claims, actions, suits, proceedings and investigations so set forth is reasonably likely to have a Parent Material Adverse Effect.

         SECTION 4.15 EMPLOYEE BENEFIT PLANS.

         (a) Section 4.15 of the Parent Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of ERISA, all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, performance pay, loan or loan guarantee, change of control or other non-ERISA plans, written or otherwise, for the benefit of, or relating to, any current or former employee or director of or consultant to Parent, any trade or business (whether or not incorporated) which is or was a member of a controlled group including Parent or which is under common control with Parent (a "PARENT ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any Parent Subsidiary, that Parent, any Parent Subsidiary or any Parent ERISA Affiliate maintains or pursuant to which has any obligation, as well as each employee benefit plan with respect to which Parent, any Parent Subsidiary or a Parent ERISA Affiliate maintained or otherwise incurred any liability to within the consecutive five-year period ending on the Closing Date (collectively the "PARENT EMPLOYEE Plans"). Parent has provided the Company copies of (i) each such written Parent Employee Plan and all documents pursuant to which the Parent Employee Plans are maintained, funded and administered, including summary plan descriptions, (ii) the three most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Parent Employee Plan required to make such a filing, and (iii) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (iv) all governmental rulings, determinations, and opinions (and pending requests for governmental communications, rulings, determinations, and opinions) during the past three years.

         (b) (i) None of the Parent Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), none of the Parent Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no Parent Employee Plan is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA or is otherwise subject to Title IV of ERISA; (ii) there has been no non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, or a breach of fiduciary duty within the meaning of
Section 404 of ERISA, with respect to any Parent Employee Plan, which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; (iii) all Parent Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the PBGC, IRS or Secretary of the Treasury) except as is not reasonably likely to have individually or in the aggregate a Parent Material Adverse Effect, and Parent and each Parent Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of any of the Parent Employee Plans except as is not reasonably likely to have individually or in the aggregate a Parent Material Adverse Effect; (iv) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and is the subject of a favorable determination letter from the IRS, such determination letter has not been revoked or threatened to be revoked by the IRS, to the knowledge of Parent, nothing has occurred since the date of such determination letter that could adversely affect the tax exempt status of such Parent Employee Plan or the tax exempt status of any related trust, and each such Parent Employee Plan which is not an IRS-approved master or prototype plan has been amended to comply with GUST and submitted to the IRS for a determination letter that the Parent Employee Plan, as amended, satisfies the qualification requirements of Section 401(a) the Code; (v) except as provided by Sections 204(h), 4041(a)(2) or 104(b)(1) of ERISA, each Parent Employee Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination; (vi) except as set forth in Section 4.15 of the Parent Disclosure Schedule, all benefits due under each Employee Plan have been timely paid and there is no material lawsuit or claim, other than routine uncontested claims for benefits, pending, or to the knowledge of Parent, any Parent ERISA Affiliate or Parent Subsidiary, threatened, against any Parent Employee Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan, and no basis exists for any such lawsuit or claim;
(vii) except as set forth in Section 4.15 of the Parent Disclosure Schedule, no Parent Employee Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a "change in control" of Parent, as such term is defined in the Parent Employee Plan or in Section 280G of the Code (and regulations promulgated thereunder), any Parent ERISA Affiliate or Parent Subsidiary, or any plant closing; (viii) no agreement, commitment, or obligation exists to increase any benefits under any Parent Employee Plan or to adopt any new Parent Employee Plan; and (ix) no Parent Employee Plan has any unfunded accrued benefits that are not fully reflected in Parent's financial statements.

         SECTION 4.16 LABOR MATTERS. (i) There are no controversies pending or, to the knowledge of Parent, threatened, between Parent or any Parent Subsidiary and any of their respective employees, which controversies are reasonably be likely to have individually or in the aggregate a Parent Material Adverse Effect; (ii) neither Parent nor any Parent Subsidiary is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary, nor does Parent know of any activities or proceedings of any labor union to organize any such employees; and
(iii) Parent has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any Parent Subsidiary which are reasonably likely to have a Parent Material Adverse Effect. To the knowledge of Parent, as of the date hereof, no executive or management employee of Parent or any of the Parent Subsidiaries intends to terminate his employment in connection with the Merger.

         SECTION 4.17 RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no agreement with any person, judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium or other action by a Governmental Entity, or to the knowledge of Parent, pending before or being considered by a Governmental Entity, binding upon Parent or any Parent Subsidiary, which has or would have the effect of prohibiting or restricting the conduct of business by Parent or any Parent Subsidiary as currently conducted, or intended to be conducted, except for any prohibitions or restrictions which are not reasonably likely to have, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.18 REAL PROPERTY. The Parent and the Parent Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by Parent or any Parent Subsidiary, Parent or such Parent Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term "marketable" is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by Parent and the Parent Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and which are not reasonably likely to have, individually or in the aggregate, a

Parent Material Adverse Effect. Parent and the Parent Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by Parent or such Parent Subsidiary at the time of its acquisition thereof. Neither Parent nor any Parent Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has Parent or any Parent Subsidiary received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by Parent or any Parent Subsidiary, or to the knowledge of Parent, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of trust, rights-of-way, easements, mortgages and other documents granting to Parent or any Parent Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of Parent and the Parent Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by Parent or any Parent Subsidiary that is reasonably likely to have a Parent Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the Parent Balance Sheet or incurred since the date of the Parent Balance Sheet in the ordinary course of Parent's business consistent with past practices), except for charges or assessments that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there is no material impediment to obtaining any permits or governmental approvals required to develop lots or construct homes on undeveloped real property held by Parent or a Parent Subsidiary for such purpose (the "PARENT DEVELOPMENT PROPERTIES"), except for such as is not reasonably likely to have a Parent Material Adverse Effect. The Parent Development Properties have access to public streets, and are serviced (or will be serviced in accordance with "will serve letters" issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services that may be necessary to construct homes on such properties, and to the knowledge of Parent such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which Parent or any Parent Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by Parent or the Parent Subsidiaries has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.19 TAXES.

         (a) Except as provided in Section 4.19 of the Parent Disclosure
Schedule:

                  (i) Parent and the Parent Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of Parent and the Parent Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes shown as due on the face of such Tax Returns, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the 2001 Parent Balance Sheet. The liabilities and reserves for Taxes reflected in the 2001 Parent Balance Sheet cover all Taxes for all periods ended at or prior to the date of such balance sheet and have been determined in accordance with generally accepted accounting principles and all Taxes of Parent accrued following the end of the most recent period covered by the financial statements included in Parent's September 30, 2001 Form 10-K have been accrued in the ordinary course of business of Parent and do not materially exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in Parent's operating results).

                  (ii) Parent and the Parent Subsidiaries have at all times complied in all respects with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention, except as is not reasonably likely to have a Parent Material Adverse Effect.

                  (iii) No Federal income Tax Return, or material state, local or foreign Tax Return of Parent or any Parent Subsidiary is the subject of a pending audit or other administrative proceeding or court proceeding. Neither Parent nor any of the Parent Subsidiaries is aware of any claim by any taxing authority that Parent or any Parent Subsidiary has been required to file a Tax Return, but has failed to do so. Neither Parent nor any of the Parent Subsidiaries has requested an extension of time to file any Tax Return not yet filed, nor has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax not yet paid. Neither Parent nor any Parent Subsidiary has granted a power of attorney that will be outstanding on the Closing Date with respect to any material matter related to Taxes. In the past two years neither Parent nor any Parent Subsidiary has entered into any closing agreement with respect to any Federal income Taxes or any other material Taxes that has the effect of materially increasing the liability for Taxes for any taxable year of Parent for which Tax Returns have not been filed.

                  (iv) Except as is not reasonably likely to have a Parent Material Adverse Effect, all Tax deficiencies that have been claimed, proposed, asserted or assessed in writing against Parent or any of the Parent Subsidiaries have been fully paid or finally settled and there is no claim, audit, action, suit, proceeding, investigation or assessment pending against Parent or any of the Parent Subsidiaries in respect of any Tax.

                  (v) No issues have been raised in any examination by any taxing authority which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined.

                  (vi) All Taxes that were required to be collected or withheld by Parent or any of the Parent Subsidiaries have been duly collected or withheld, and all such Taxes that Parent or any of the Parent Subsidiaries were required to remit to any taxing authority have been duly remitted, except where a failure to collect, withhold or remit Taxes is not reasonably likely to have a Parent Material Adverse Effect.

                  (vii) Neither Parent nor any of the Parent Subsidiaries is aware of any claim by any taxing authority that Parent or any Parent Subsidiary is required to include in income any adjustment pursuant to
         Section 481 of the Code (or similar provisions of other law or regulation) by reason of a change in accounting method, nor has Parent or any of the Parent Subsidiaries received notice that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Parent has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of Parent from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

                  (viii) To the knowledge of Parent, after review of appropriate documents filed with SEC, Parent has no foreign stockholders for whom shares of Parent Common Stock are United States real property interests as defined in Section 897 of the Code.

                  (ix) Parent and the Parent Subsidiaries have disclosed on their respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (x) There are no requests for rulings or determinations in respect of any Tax pending between, or in respect of, Parent or any Parent Subsidiary and any taxing authority.

                  (xi) Neither Parent nor any of the Parent Subsidiaries has filed, or has had filed on its behalf, a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (xii) Neither Parent nor any of the Parent Subsidiaries has made any payments, is obligated to make any payments or has entered into any agreements under which payment would, separately or in the aggregate in connection with this Agreement or any change in control or any other circumstances, result in a nondeductible expense to Parent or any of the Parent Subsidiaries pursuant to Section 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to
         Section 4999 of the Code.

                  (xiii) There are no liens for Taxes (other than for current Taxes not yet due and payable or for other immaterial Taxes that are being contested in good faith) upon the assets of Parent or any Parent Subsidiary.

                  (xiv) Neither Parent nor any Parent Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than agreements solely between Parent and its direct or indirect wholly-owned subsidiaries or among direct or indirect wholly-owned subsidiaries of Parent). Neither Parent nor any Parent Subsidiary has any liability for Taxes of any person (other than Parent and the Parent Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract or otherwise.

                  (xv) Neither Parent nor any Parent Subsidiary has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code within the past two years.

                  (xvi) Neither Parent nor any Parent Subsidiary has participated in or cooperated with an international boycott as that term is used in Section 999 of the Code.

                  (xvii) Parent does not own directly any interests in any entities that are classified as partnerships for federal and state income Tax purposes.

         (b) All persons who have at any time been classified as consultants, independent contractors or service providers other than employees to Parent or any Parent Subsidiary (collectively, the "PARENT CONSULTANTS") have been properly so classified and excluded from the classification as an employee in accordance with all Applicable Laws, including without limitation, ERISA and the Code and in accordance with the terms of each Parent Employee Plan. Parent and all Parent Subsidiaries have complied with all Applicable Laws with respect to employment, Taxes, and tax reporting associated with the Parent Consultants, except as is not reasonably likely to have a Parent Material Adverse Effect.

         SECTION 4.20 INTELLECTUAL PROPERTY. Parent and the Parent Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent and the Parent Subsidiaries as currently conducted, except as is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 4.21 ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (a) Parent and the Parent Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and Parent and the Parent Subsidiaries have complied with all their environmental permits and with all applicable Environmental Laws; (b) the properties currently owned or operated by Parent or any Parent Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to Parent's knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by Parent or any Parent Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by Parent or the Parent Subsidiary;
(d) neither Parent nor any Parent Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under Environmental Law; (e) neither Parent nor any Parent Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under Environmental Law; (f) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any Parent Subsidiary may be in violation of or liable under any Environmental Law; (g) neither Parent nor any Parent Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on Parent or any Parent Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving Parent or any Parent Subsidiary that could reasonably be expected to result in any liability or costs to Parent or any Parent Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by Parent or a Parent Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of Parent, none of the properties now owned or operated by Parent or any Parent Subsidiary contains any underground storage tanks.

         SECTION 4.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in the Parent SEC Reports, since September 30, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 4.23 INSURANCE.

         (a) Parent maintains insurance, including, without limitation, general liability insurance, with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of Parent and the Parent Subsidiaries. No event has occurred with respect to Parent or any Parent Subsidiary (except for events affecting the home construction industry generally) that is reasonably likely to cause Parent to be unable to maintain insurance coverage providing protection to Parent at a level substantially equivalent to its current coverage.

         (b) For the period beginning on the date of the initial public offering of Parent Common Stock and ending as of the date of this Agreement, Parent has maintained in full force and effect general liability policies in respect of such period which named Parent and the Parent Subsidiaries, so long as they were Parent Subsidiaries, as named insureds for the period of ownership by Parent and which provided coverage for, among other occurrences, product liability and damages and liabilities arising therefrom in the minimum insured amount of $10,000,000 and the maximum deductible of $50,000, except as set forth in
Section 4.23 of the Parent Disclosure Schedule.

         SECTION 4.24 OPINION OF FINANCIAL ADVISOR. The Parent Board has received the opinion of Parent's financial advisor, UBS Warburg LLC ("UBS WARBURG"), to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to Parent.

         SECTION 4.25 BROKERS. No broker, finder, investment banker (other than UBS Warburg) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         SECTION 4.26 TAX TREATMENT. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action, nor to the knowledge of Parent is there any fact or circumstance relating to Parent, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 4.27 VOTE REQUIRED. At the Parent Stockholder Meeting or any adjournment or postponement thereof, the affirmative vote of the holders of a majority of the outstanding shares of the Parent Common Stock are the only votes of the holders of any class or series of capital stock of Parent necessary to adopt this Agreement.

         SECTION 4.28 PARENT COMMON STOCK. On the Closing Date, Parent will have a sufficient number of authorized but unissued or treasury shares of the Parent Common Stock available (i) for issuance as the stock component of the Merger Consideration set forth in Section 2.3 and (ii) for issuance to the holders of the Parent Stock Options issued pursuant to this Agreement and participants in the Parent Stock Purchase Plan in accordance with the provisions of this Agreement. The Parent Common Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the NYSE, upon official notice of issuance.

         SECTION 4.29 SUFFICIENT FUNDS. Parent has received the financing commitments attached on Section 4.29 of the Parent Disclosure Schedules (the "COMMITMENTS"). The Commitments are complete and correct copies of all financing commitments received by Parent in connection with the transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred and no circumstances currently exist that would be likely to cause the conditions precedent to obtaining the financing referenced in the Commitments to fail to occur or be fulfilled. If the closing of the transactions contemplated by the Commitment occurs, Parent will have available to it at the Effective Time sufficient funds to (i) pay the cash component of the Merger Consideration set forth in Section 2.3(i) and (ii) repay all of the outstanding principal, interest and premium (if any) and discharge all other obligations of the Company and each of the Company Subsidiaries pursuant to (x) the Credit Agreement, dated as of April 1, 1999, as amended, by and among the Company, Bank One, Indiana, NA, as agent, and the financial institutions named therein, (y) the 7.75% Senior Notes due June 11, 2008 of the Company and (z) the 7.625% Senior Notes due December 19, 1994 of the Company.

         SECTION 4.30 WARRANTIES.

         (a) Except as provided in Section 4.20 of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries have for the period equal to the applicable statute of limitations, and each Parent Subsidiary has prior to becoming a subsidiary of Parent for the longer of (1) the period between the date of formation of such Parent Subsidiary and the date such Parent Subsidiary became a subsidiary of Parent or (2) the applicable statute of limitations, provided to each home purchaser from either Parent or any Parent Subsidiary a homeowners warranty from Residential Warranty Corporation, Homeowners' Warranty Company, Two-Ten Warranty Company or United Home Insurance Company, a Risk Retention Company ("UHIC"), a Vermont corporation.

         (b) UHIC is in compliance with all Applicable Laws and requirements of all trade and industry groups so as to provide structural warranties as to houses and other properties conveyed by Parent or the Parent Subsidiaries to third parties in all markets where UHIC operates. There are no claims pending against UHIC or under homeowner warranty bonds issued by UHIC that are reasonably likely to have, either individually or in the aggregate, if paid by UHIC, a Parent Material Adverse Effect.

         SECTION 4.31 JOINT VENTURES. Neither Parent nor any Parent Subsidiary has any direct liability or liability as a guarantor with respect to any indebtedness incurred in connection with any joint venture or similar arrangement to which Parent or any Parent Subsidiary is a party.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Company shall conduct its business and shall cause the businesses of the Company Subsidiaries to be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business in a manner consistent with past practice except as expressly contemplated by this Agreement. The Company shall use reasonable best efforts to preserve substantially intact the business organization and material assets and maintain the material rights of the Company and the Company Subsidiaries, keep available the services of the present officers, employees and consultants of the Company and the Company Subsidiaries and preserve the present relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has business relations. Without limiting the foregoing, except as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of Parent:

         (a) amend or otherwise change the Articles of Incorporation or Bylaws of the Company or the organizational documents of any Company Subsidiary;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company (except for the issuance of shares of Company Common Stock pursuant to any option previously granted under the Company Option Plans);

         (c) sell, pledge, dispose of or encumber any assets of the Company or any Company Subsidiary, except for (i) sales of assets in the ordinary course of business in a manner consistent with past practice, (ii) sales of lots and/or homes in a manner consistent with past practice, (iii) disposition of obsolete or worthless assets, (iv) sales of immaterial assets not in excess of $250,000 individually, and (v) liens on assets to secure purchase money and construction financings in the ordinary course of business consistent with past practice and other non-monetary encumbrances entered into in the ordinary course of business consistent with past practice;

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Company Subsidiary may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) purchase any securities or make any material investment (other than investments in existing joint ventures for the purpose of land acquisition complying with the dollar limits set forth in clause (vi) of this Section 5.1(e)), either by purchase of securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly owned Company Subsidiary or otherwise acquire direct or indirect control over any person; (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, except under existing lines of credit in the ordinary course of business consistent with past practice, or make any loans or advances (other than loans or advances to or from direct or indirect wholly owned Company Subsidiaries or pursuant to existing contracts or contracts for the acquisition or development of land entered into in the ordinary course of business consistent with past practice), (iv) enter into or amend any contract or agreement, other than in the ordinary course of business consistent with past practice, that is or would be a Company Material Contract or is otherwise material to the Company and the Company Subsidiaries, taken as a whole; (v) authorize any capital expenditures or purchase of fixed assets which are, in excess of $250,000 individually or $1,500,000 in the aggregate; (vi) authorize any expenditures for the purchase of real estate which are in excess of $15,000,000 in any single transaction or series of related transactions or in excess of $30,000,000 in the aggregate in any 30-day period (it being understood and agreed that this clause (vi) shall not prohibit the performance of any obligation pursuant to any agreement entered into prior to the date of this Agreement (including any obligation to purchase land in order to fulfill obligations pursuant to agreements with home purchasers executed prior to the date hereof) in Section 5.1(e)(vi) of the Company Disclosure Schedule); or (vii) fail to use their commercially reasonable efforts to cause to be memorialized in writing all agreements pertaining to the obligations of the Company or any of the Company Subsidiaries to purchase land in connection with the joint ventures as set forth on Schedule 5.1(e)(vii), except where the failure to so memorialize an agreement is not reasonably likely to individually or in the aggregate have a Company Material Adverse Effect.

         (f) except as may be required by law, increase the compensation payable or to become payable to its officers or employees, grant or pay any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except increases in annual compensation for employees in the ordinary course consistent with past practice to the extent such compensation increases do not result in a material increase in compensation expense to the Company;

         (g) enter into or amend any employment agreement between the Company or any Company Subsidiary (unless required by law) and any person that the Company or the Company Subsidiary does not have the unconditional right to terminate without liability at any time on or after the Effective Time;

         (h) change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         (i) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations with respect to any material amount of Tax, except to the extent the amount of any such settlement or compromise has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date hereof;

         (j) except as set forth in Section 5.1(j) of the Company Disclosure Schedule, commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of the Company or any Company Subsidiary for material money damages or restrictions upon the operations of any of the Company or the Company Subsidiaries, or enter into any agreement to waive, release, compromise or assign any material rights or claims held by the Company or Company Subsidiary or settle any claim described in Section 3.14 of the Company Disclosure Schedule for a payment exceeding $3,000 per claim or in such other maximum amount as may be set forth in Section 3.14 of the Company Disclosure Schedule;

         (k) fail to renew the Company's existing insurance policies, including general liability insurance policies, or fail to replace such policies with new policies with terms substantially identical to those currently in force other than with respect to premium amounts which will not exceed then market rates; or

         (l) take, or agree to take, any of the actions described in Sections 5.1(a) through (k) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent the Company from performing or cause the Company not to perform in any material respect its covenants hereunder.

         SECTION 5.2 NO SOLICITATION.

         (a) The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys and other representatives and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. The Company shall not, nor shall the Company authorize or permit any Company Subsidiary or any of its or their respective officers, directors, employees, investment bankers, attorneys and other representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Parent or any designees of Parent) concerning, or take any other action designed to facilitate any inquiries or the making of any proposal concerning, any Third Party Acquisition; provided, however, that (i) nothing herein shall prevent the Company Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or exchange offer; and (ii) the Company may make inquiry of and participate in discussions with any person or group who has submitted after the date hereof an unsolicited and unencouraged Superior Proposal if, and to the extent, the Company Board determines in its good faith judgment, that it is necessary to do so in order to comply with its fiduciary duties, after consultation with and advice from outside legal counsel to such effect and, before making such inquiry or participating in such discussions, it receives from such person or group an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Letters (as defined herein), which agreement does not provide for any payments by the Company. The Company shall promptly (but no later than 24 hours after receipt) notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal or inquiry (all in reasonable detail), and shall advise Parent promptly of any developments concerning the same and the status thereof.

         (b) Except as set forth in this Section 5.2(b), the Company Board shall not withdraw or, in any manner adverse to Parent, modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel to such effect, that it is necessary to do so in order to comply with its fiduciary duties, the Company Board may withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing reasonable written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (all in reasonable detail) and (ii) if Parent does not, within five business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation) to provide as great a value and to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the

Company shall not be entitled to enter into any agreement with respect to a Superior Proposal until this Agreement is terminated in accordance with Section
7.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 5.2(b); provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with this
Section 5.2(b).

         (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which, for purposes of this Section 5.2(c), includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of all or a substantial portion of the assets of the Company and the Company Subsidiaries taken as a whole;
(iii) the acquisition by a Third Party of an equity interest in the Company of more than 20% of the outstanding Company Common Stock or the acquisition by a Third Party of securities convertible into more than 20% of the outstanding Company Common Stock or more than 25% of the outstanding capital stock or securities convertible into more than 25% of the outstanding capital stock of any Company Subsidiary (whether from the Company or any Company Subsidiary, by tender offer, exchange offer or otherwise); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any Company Subsidiary of a significant equity interest in the Company or any Company Subsidiary; or (vi) any other business combination, acquisition, recapitalization, restructuring or other similar transaction involving the Company or any Company Subsidiary. For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal to acquire directly or indirectly for consideration consisting of cash or securities more than 66-2/3% of the voting power of Company Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consulting with a financial adviser of nationally recognized reputation) (1) to be from a Third Party that is financially capable of completing the transaction subject to the proposal and (2) to provide (if completed) greater value and to be more favorable to the Company's stockholders than the Merger.

         SECTION 5.3 CONDUCT OF BUSINESS BY PARENT. Parent covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, Parent shall conduct its business and shall cause the businesses of the Parent Subsidiaries to be conducted in the ordinary course of business except as expressly contemplated by this Agreement. Except as contemplated by this Agreement, Parent shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

         (a) amend or otherwise change the Certificate of Incorporation or Bylaws of Parent other than incident to a stock split or combination;

         (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except for quarterly cash dividends and stock dividends and any Parent Subsidiary may declare and pay a dividend to its parent or Parent or (ii) reclassify the Parent Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Common Stock;

         (c) issue any shares of Parent Common Stock (except restricted stock or common stock issued pursuant to stock options issued under the Parent Stock Option Plans or in any stock dividend) in one transaction or series of related transactions if the shares so issued constitute more than 15% of the outstanding shares of Parent Common Stock (after giving effect to such issuance);

         (d) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof if the consideration therefor would exceed $150,000,000; and

         (e) take, or agree to take, any of the actions described in Sections 5.3(a) through (c) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent Parent from performing or cause Parent not to perform in any material respect its covenants hereunder.

         SECTION 5.4 ADVERSE CHANGES IN CONDITION. Both the Company and Parent agree to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance which (i) is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to a Company notice to Parent, or a Parent Material Adverse Effect, with respect to a Parent notice to the Company or (ii) would constitute a material breach of any of the disclosing party's representations, warranties or covenants contained herein.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS


         SECTION 6.1 REGISTRATION STATEMENT/LISTING APPLICATION.

         (a) Parent shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of the Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "REGISTRATION STATEMENT"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of Parent and of the Company prepared by Parent and the Company containing the information required by the Exchange Act (together with any amendments or supplements thereto, the "PROXY STATEMENT"). Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective and to maintain such effectiveness as long as is necessary to consummate the Merger. Parent shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. Parent will use reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Common Stock in connection with the Merger. The Company shall furnish Parent will all information concerning the Company and the holders of Company Common Stock and shall take such other action as Parent may reasonably request in connection with the preparation and filing of the Registration Statement, the Proxy Statement and all amendments thereto.

         (b) The Company and Parent shall use their reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. The Company and its counsel shall be given a reasonable opportunity to review and comment on the filings made pursuant to this Section
6.1 prior to their filing with the SEC and shall be provided with any comments Parent and its counsel may receive from the SEC or its staff with respect to such filings promptly after receipt of such comments.

         (c) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) The information specifically designated as being supplied by Parent for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock and the Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Parent for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or its officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (e) Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the shares of the Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws, and to take any other actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (f) Prior to the Effective Time, Parent shall file a subsequent listing application with the NYSE relating to the shares of the Parent Common Stock to be issued in connection with the Merger, and shall use reasonable best efforts to cause such shares of the Parent Common Stock to be listed, upon official notice of issuance, prior to the Effective Time.

         SECTION 6.2 MEETINGS OF STOCKHOLDERS.

         (a) The Company will take all steps necessary in accordance with its Articles of Incorporation and Bylaws and the IBCL to call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Agreement is terminated in accordance with its terms, the Company Board (subject to the provisions of Section 5.2) will (i) recommend to its stockholders the approval of this Agreement, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

         (b) If at any time after the date hereof, the Company Board shall withdraw or modify its recommendation of this Agreement or the Merger pursuant to Section 5.2 hereof, the Company acknowledges that, notwithstanding the provisions of paragraph 7 of the Confidentiality Letter dated November 27, 2001, Parent may take such action as Parent may choose in its own discretion which would not require the approval of the Company Board, including, without limitation a tender offer conducted pursuant to the Exchange Act, to obtain any or all of the capital stock of the Company or any or all of the assets of the Company and the Company Subsidiaries. Parent and the Company hereby acknowledge and agree that, if the Company Board withdraws or modifies its recommendation of this Agreement or the Merger pursuant to Section 5.2 hereof, the provisions of paragraph 7 of the Confidentiality Letter dated November 27, 2001 shall terminate and be of no further force or effect; provided, however, that all of the other provisions of such letter shall remain in full force and effect.

         (c) Parent will take all steps necessary in accordance with its Certificate of Incorporation and By-Laws and the DGCL to call, give notice of, convene and hold a meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving and adopting this Agreement and the transactions contemplated hereby, approving the issuance of the Parent Shares upon consummation of the Merger and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, Board of Directors will (i) recommend to its stockholders the approval and adoption of this Agreement, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

         (d) The Company and Parent shall cause the definitive Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Registration Statement is declared effective by the SEC. At the stockholders' meetings, each of the Company and Parent shall vote or cause to be voted in favor of approval and/or adoption of this Agreement all capital stock entitled to vote at such meetings as to which they hold proxies at such time.

         SECTION 6.3 ANTITRUST MATTERS. As promptly as practicable after the date of this Agreement, the Company and Parent shall file any notifications that may be required under the HSR Act in connection with the Merger and the transactions contemplated hereby and thereafter use reasonable efforts to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

         SECTION 6.4 ACCESS TO INFORMATION; CONFIDENTIALITY

         (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of Parent reasonable access, during the period from the date hereof through the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

         (b) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Parent shall (and shall cause each Parent Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of the Company reasonable access, during the period from the date hereof through the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Parent shall (and shall cause each Parent Subsidiary to) furnish promptly to the Company all information concerning its business, properties and personnel as such the Company may reasonably request.

         (c) Each of Parent and the Company shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep all information obtained under this Section 6.4 confidential in accordance with the terms of the confidentiality letters, dated November 27, 2001 and December 13, 2001 (the "CONFIDENTIALITY LETTERS"), between Parent and the Company.

         SECTION 6.5 TAX-FREE REORGANIZATION. Neither Parent, Merger Sub nor the Company shall take or cause to be taken any action on or before the Effective Time which would prevent the Merger from qualifying as a "reorganization" under
Section 368(a) of the Code. Parent shall not, and shall cause the Surviving Corporation not to, take or cause to be taken any action after the Effective Time that would prevent the

Merger from qualifying as a reorganization under Section 368(a) of the Code except as required by applicable law.

         SECTION 6.6 AFFILIATE AGREEMENTS. The Company will use its best efforts to cause each of its directors and executive officers and each of its "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to Parent as soon as practicable an agreement in the form attached hereto as EXHIBIT C, with respect to John B. Scheumann and Richard H. Crosser, and EXHIBIT D, with respect to all other affiliates, relating to the disposition of shares of Parent Common Stock issuable pursuant to this Agreement.

         SECTION 6.7 COMPANY STOCK OPTIONS.

         (a) As soon as reasonably practicable after the Effective Time, and after giving effect to the requirements of the Company Option Plans, Parent shall deliver to the holders of the Company Stock Options, appropriate notices setting forth such holders' rights pursuant to a Parent stock incentive plan, and any stock option agreement evidencing such Parent Stock Options replacing such holders' Company Stock Options as provided by Section 2.5 and this Section
6.7. Parent shall use its reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such plan or agreements, that the options to purchase Parent Common Stock (the "PARENT STOCK OPTIONS") replacing any Company Stock Options which qualified as incentive stock options prior to the Effective Time shall also qualify as incentive stock options after the Effective Time.

         (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the Parent Common Stock for delivery upon exercise of the Parent Stock Options replacing the Company Stock Options in accordance with Section 2.5. Parent shall use its reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Stock Options remain outstanding. Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Company Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the Parent Stock Options replacing the Company Stock Options as set forth above.

         SECTION 6.8 INDEMNIFICATION AND INSURANCE.

         (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law and the Surviving Corporation's Certificate of Incorporation and Bylaws, indemnify and hold harmless, each present director or officer of the Company, determined as of the Effective Time (collectively, the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as such; provided that, as to claims existing as of the Effective Time, in no event shall the Surviving Corporation be obligated to provide indemnification under this
Section 6.8(a) in excess of the indemnification that the Company is required to provide to its directors and officers under its Articles of Incorporation or Bylaws as in effect as of the date hereof.

         (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain (through the continuation or endorsement of the Company's existing policy or the purchase of a "tail-end" rider permitted by such policy) in effect, if available, the directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on the terms (including the amounts of coverage and the amounts of deductibles, if any) now applicable to them; provided that in no event shall the Surviving Corporation be required to spend in excess of 200% of the annual premium currently paid by the Company for such coverage, and provided further that, if the premium for such coverage exceeds such amount, the Surviving Corporation shall maintain the greatest coverage available for an annual amount equal to 200% of the annual premium currently paid by the Company for such coverage.

         (c) This Section 6.8 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (as the case may be) assume the obligations of the Surviving Corporation set forth in this
Section 6.8.

         SECTION 6.9 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all material waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied in all material respects all conditions precedent to its obligations under this Agreement.

         SECTION 6.10 PUBLIC ANNOUNCEMENTS. Parent, Merger Sub and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE, in the case of Parent and the Nasdaq Stock Market in the case of the Company if it has used all reasonable efforts to consult with the other party.

         SECTION 6.11 EMPLOYEE BENEFITS.

         (a) At the written request of Parent, which request shall be delivered to the Company not less than 10 days before the Closing Date, the Company shall cause any defined contribution plan (within the meaning of Section 3(34) of ERISA) maintained by it or any Company Subsidiary to be terminated ("Terminated Plan") no later than the day immediately preceding the Closing Date and cause all participants under such Terminated Plan to become fully vested, with the assets of such Terminated Plan being distributed at the direction of Parent or its designee as soon as practicable after receipt of a determination in which the Internal Revenue Service confirms that the plan is tax-qualified upon its termination. Until such time as the assets of such Terminated Plan are distributed to participants, Parent shall permit participants in the Terminated Plan to continue making loan repayments for plan loans outstanding as of the Closing Date to the extent consistent with the terms of the Plan as of the Closing Date.

         (b) Each employee of the Company or a Company Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of Parent or a subsidiary of Parent ("Employer Entity") (with such employee being considered "Transferred Employee") shall be eligible to participate in Parent's 401(k) plan (subject to complying with eligibility requirements and to Parent's right to terminate such plan). Notwithstanding the preceding sentence, each Transferred Employee who was a participant in any defined contribution plan (within the meaning of Section 3(34) of ERISA) maintained by Company or any Company Subsidiary immediately preceding the Closing Date shall become a participant in the Parent's 401(k) plan as of the Effective Time. For purposes of administering Parent's 401(k) plan, service with the Company and the Company Subsidiaries shall be deemed to be service with Parent or the Parent's subsidiaries for participation, vesting, and for purposes of benefit accrual. The Parent's 401(k) plan shall accept eligible rollover distributions within the meaning of Section 402(c) of the Code from any defined contribution plan (within the meaning of Section 3(34) of ERISA) maintained by the Company or any Company Subsidiary.

         (b) (c) With respect to any medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Company or a Company Subsidiary at the Effective Time who are Transferred Employees that the Employer Entity determines, in good faith, provides benefits of the same type or class as a corresponding plan or program maintained by the Employer Entity, the Employer Entity shall continue such Company plan or program in effect for the benefit of the Transferred Employees until such date as the Employer Entity determines in its sole discretion, but in no event effective as of a date later than the January 1 immediately following the Closing Date, that they shall become eligible to participate in the corresponding plan or program maintained by the Employer Entity (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of the Employer Entity to terminate such plan or program). For purposes of administering each such plan or program, service with the Company and the Company Subsidiaries shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate, vesting (if applicable), and benefit accrual in such welfare plans and programs. With respect to any Parent Employee Plan that is a "group health plan" within the meaning of Section 5000(b)(1) of the Code and that is offered to Transferred Employees at any time prior to the January 1 immediately following the Closing Date, such Parent Employee Plan shall grant such Transferred
Employees credit for all deductible amounts, co-payment amounts and other out-of-pocket expenses credited to or paid by such Transferred Employee under the terms of any Company Employee Plan that was a "group health plan" within the meaning of Section 5000(b)(1) of the Code as of the Closing Date
(including periods of time during which such plan was maintained following the Closing Date).

                                  ARTICLE VII.

                                   TERMINATION

         SECTION 7.1 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the holders of the Company Common Stock or the Parent Common Stock, in each case by written notice of the terminating party to the other(s):

         (a) by mutual written consent of Parent, Merger Sub and the Company;

         (b) by either Parent and Merger Sub or by the Company:

                  (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Company Common Stock (including any required approval of any class of the Company Common Stock) shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before July 31, 2002, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (iii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party who has not complied with its obligations under Section 6.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

                  (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement (a "TERMINATING BREACH") (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement); provided that, in the case of a covenant or agreement, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(b)(iv) unless such Terminating Breach is not cured within 15 days after the giving of written notice to the Company or Parent, as applicable; or

                  (v) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Parent Common Stock shall not have been obtained;

         (c) notwithstanding the other provisions of this Section 7.1, as provided in Section 7.2(d);

         (d) by Parent if the Company Board shall have recommended to the Company's stockholders a Superior Proposal; or the Company Board shall have withdrawn or, in a manner adverse to Parent, modified its recommendation of this Agreement or the Merger; provided that any disclosure that the Company Board is compelled to make of the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 shall not in and of itself constitute the withdrawal or modification of the Company Board's recommendation, provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with Section 5.2(b);

         (e) by the Company if the Company Board has received a Superior Proposal, the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, withdraws or, in a manner adverse to Parent, modifies its recommendation of the transactions contemplated by this Agreement or approves or recommends such Superior Proposal, and the Company Board has complied with all other provisions of Section 5.2(b) and Section 7.2(a); and

         (f) by the Company if the Stock Value is less than the Floor Price, unless within three (3) business days after the giving of notice to Parent by the Company of the Company's election to terminate this Agreement pursuant to this Section 7.1(f) Parent elects, by notice to the Company to establish the Adjusted Cash Amount or the Adjusted Exchange Ratio, or a combination thereof, so that the amount of cash and Parent Common Stock (valued at the Stock Value) constituting the Merger Consideration shall equal not less than $38.21.

         SECTION 7.2 EFFECT OF TERMINATION. Except as set forth in this Section 7.2, in the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and of no force or effect, without any liability or obligation on the part of any party, unless such termination results from the willful and material breach by a party of any of its representations and warranties, covenants or other agreements set forth in this Agreement, in which case the terminating party shall retain its rights and remedies against such other party in respect of such other party's breach. Except as otherwise provided in this Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated.

         (a) In the event that this Agreement shall be terminated:

                  (i) pursuant to Section 7.1(d) or 7.1(e);

                  (ii) by Parent pursuant to Section 7.1(b)(iv) and within 12 months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs;

                  (iii) pursuant to Section 7.1(b)(i) and within 12 months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs; or

                  (iv) pursuant to Section 7.1(b)(i) at a meeting in respect of which the Company Board shall have either (A) recommended to the Company's stockholders a Superior Proposal or (B) withdrawn or, in a manner adverse to Parent, modified its recommendation of this Agreement or the merger.

the Company shall pay to Parent the amount of $21,000,000 immediately upon the occurrence of the event described in this Section 7.2(a) and promptly thereafter reimburse Parent for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement up to an aggregate amount of $3,000,000 less any amount theretofore paid pursuant to Section 7.2(b).

         (b) In the event this Agreement shall be terminated by Parent or the Company pursuant to Section 7.1(b)(i), and at the time of termination Parent is not in breach of its material obligations hereunder, the Company shall, promptly after the termination of this Agreement, reimburse Parent for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent), whether incurred prior to, on or after the date hereof, in connection with the Merger or the consummation of any transactions contemplated by this Agreement; provided that in no event shall the Company be required to pay in excess of an aggregate of $3,000,000 pursuant to this Section 7.2(b).

         (c) In the event this Agreement shall be terminated by Parent or the Company pursuant to Section 7.1(b)(v), and at the time of termination the Company is not in breach of its material obligations hereunder, Parent shall, promptly after the termination of this Agreement, reimburse the Company for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to the Company), whether incurred prior to, on or after the date hereof, in connection with the Merger or the consummation of any transactions contemplated by this Agreement; provided that in no event shall Parent be required to pay in excess of an aggregate of $2,000,000 pursuant to this Section 7.2(c).

         (d) In the event that the transactions contemplated by this Agreement have not been consummated by the date set forth in Section 7.1(b)(ii) because of the failure of the condition set forth in Section 8.2(h), the Parent shall pay to the Company the amount of $10,000,000 immediately upon the occurrence of such termination and promptly thereafter reimburse the Company for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to the Company), whether incurred prior to, on or after the date hereof, in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement up to an aggregate amount of $2,000,000 less any amount theretofore paid pursuant to Section 7.2(c). Upon payment of such amounts as set forth in this Section 7.2(d), this Agreement shall automatically terminate.

         SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of this Agreement by the stockholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.4 EXTENSION: WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement to the extent such compliance is waivable in accordance with law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII.

                            CONDITIONS TO THE MERGER

         SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and applicable Blue Sky laws and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

         (b) COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been approved by the requisite affirmative vote of the shareholders of the Company in accordance with the Company's Articles of Incorporation, By-Laws and the IBCL.

         (c) PARENT STOCKHOLDER APPROVAL. The holders of shares of the Parent Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby to the extent required by the rules and regulations of the NYSE.

         (d) NO INJUNCTION OR RESTRAINT. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal. There shall not have been instituted or pending any action or proceeding by any governmental authority or administrative agency, before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the assets of the Company (including the Company Subsidiaries) taken as a whole or the ownership or operation by Parent or any Parent Subsidiary of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, or seeking to compel Parent or any Parent Subsidiary to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, as a result of the Merger or the transactions contemplated by this Agreement.

         (e) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (f) CONSENTS AND APPROVALS. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body, the absence of which is reasonably likely to have a Material Adverse Effect on the Surviving Corporation, Parent, any Parent Subsidiary or any Company Subsidiary, shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

         (g) LISTING OF SHARES. The shares of the Parent Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance.

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

         (a) The representations and warranties of the Company contained herein shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically related to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and the Company shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) Parent shall have been furnished with a certificate, executed by a duly authorized officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

         (c) Parent shall have received an opinion of Ice Miller in the form attached hereto as EXHIBIT E.

         (d) Parent shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that Parent and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of Parent and the Company.

         (e) Each "affiliate" of the Company, as such term is defined for purposes of Rule 145 under the Securities Act, shall have executed an affiliate agreement substantially in the form attached hereto as EXHIBIT C or EXHIBIT D as the case may be.

         (f) ATTORNEY GENERAL DEMAND. The Company shall be in compliance with the terms and conditions of the Settlement Agreement with the Attorney General of the State of Indiana, except for such non-compliance as is not reasonably likely to have a Company Material Adverse Effect, and all of the consumer complaints with respect to homes built by the Company and described in written complaints filed with the Office of the Indiana Attorney General on or before the date hereof (i) relate to claims regarding construction or quality of the home and which are either not covered by an applicable homeowners' warranty or were raised after the expiration of the applicable warranty period; (ii) have been resolved to the satisfaction of the consumer (as memorialized in a settlement agreement or an Attorney General Complaint Satisfaction Form); (iii) are disclosed in Section 3.14 of the Company Disclosure Schedule and no material adverse changes have occurred with respect to the resolution of such complaint; or (iv) have not been resolved, but the aggregate costs to repair the deficiencies noted in all the complaints described by this subsection (iv) do not exceed $25,000.

         (g) INSURANCE. The Company shall have provided to Parent evidence that the Company and the Company Subsidiaries (i) have been named insureds on general liability insurance policies maintained by the Company for the ten (10) year period prior to the Closing Date (ii) are currently insured under substantially identical general liability insurance policies, except that the premium amounts will not exceed then current market rates and (iii) such prior and current policies provide coverage for, among other occurrences, product liability and damages and liabilities arising therefrom, in the minimum insured amount of $10,000,000 with a maximum deductible of $50,000.

         (h) FINANCING. All of the conditions precedent to the issuance of the proceeds of the financing described in the Commitments shall have occurred or otherwise be fulfilled

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

or waived according to the terms of the Commitments and the financing described in the Commitments shall have closed on or before the Closing Date.

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

         (a) The representations and warranties of Parent contained herein shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, and Parent shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) The Company shall have been furnished with a certificate, executed by duly authorized officer of Parent, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

         (c) The Company shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP substantially identical to the form of opinion to be provided by Ice Miller attached hereto as EXHIBIT E.

         (d) The Company shall have received an opinion from Ice Miller to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and that Parent and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of Parent and the Company.

         (e) Parent shall have deposited with the Exchange Agent, for the benefit of the holders of the Company Shares, for exchange in accordance with Sections 2.3 and 2.7, (i) cash in an amount equal to the aggregate amount payable pursuant to Article II, (ii) certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.3 and (iii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional shares of Parent Common Stock pursuant to Section 2.11.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

         SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS. Except as otherwise provided in this Section 9.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any

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

such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article II and in Section 6.1 and Section 6.6 shall survive the Effective Time indefinitely, and (ii) the agreements in Section 6.8 and Section 6.11 shall survive in accordance with their respective terms. The Confidentiality Letters shall survive termination of this Agreement as provided therein.

         SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a) If to Parent or Merger Sub:

         Beazer Homes USA, Inc.
         5775 Peachtree Dunwoody Road
         Suite B-200
         Atlanta, Georgia 30342
         Attn: Mr. Ian McCarthy
         Tel. (404) 250-3420

         with a copy to:

         Elizabeth Noe
         Paul, Hastings, Janofsky & Walker LLP
         600 Peachtree Street
         Suite 2400
         Atlanta, Georgia 30319
         Tel. (404) 815-2400
         Facsimile (404) 815-2424

         (b) If to the Company:

         Crossmann Communities, Inc.
         9210 North Meridian Street
         Indianapolis, Indiana 46260
         Attn: Mr. John Scheumann
         Tel. (317) 573-8688

         with a copy to:

         Steven Humke


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

         Ice Miller
         One American Square
         Box 820011
         Indianapolis, Indiana 46282-00002
         Tel. (317) 236-2100
         Facsimile (317) 592-4675


         SECTION 9.3 DEFINITIONS. For purposes of this Agreement:

         (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company, its subsidiaries and its affiliated entities, taken as a whole;

         (c) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

         (d) "KNOWLEDGE" or "KNOWN" means, with respect to the matter in question the actual knowledge of such matter of: (i) in the case of Parent or Merger Sub the persons listed on EXHIBIT F hereto; and (ii) in the case of the Company, the persons listed on EXHIBIT G hereto.

         (e) "lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; PROVIDED, HOWEVER, that the term "lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable without penalty or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business or (iii) all liens approved in writing by the other party hereto;

         (f) "MATERIAL ADVERSE EFFECT" means, when used in connection with an entity, any change, event, violation, inaccuracy, circumstance or effect that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, results of operations or prospects of such entity, its parent (if applicable), subsidiaries and affiliated entities taken as a whole. For purposes of clarity, it is agreed that (i) information expressly set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule or (ii) events or circumstances affecting the home construction industry generally, unless such events or circumstances disproportionately affect such entity or such entity's market as compared to other participants in such industry, shall not form the basis of a Material Adverse Effect. However, changes in the trading price of Parent Common Stock as reported by the NYSE shall not alone constitute a Material Adverse Effect, whether occurring at any time or from time to time.

         (g) "Parent Material Adverse Effect" means a Material Adverse Effect with respect to Parent; its subsidiaries and its affiliated entities, taken as a whole;

         (h) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); (i) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

         (j) "TRADING DAY" means any day on which the NYSE is open for the trading of securities.

         SECTION 9.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 9.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

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

         SECTION 9.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 6.8 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

         SECTION 9.9 FAILURE AND INDULGENCE NOT WAIVERS; REMEDIES NOT EXCLUSIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, except as otherwise provided herein.

         SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               BEAZER HOMES USA, INC.


                               By:    /s/Ian J. McCarthy
                                   -----------------------------------
                                   Name: Ian J. McCarthy
                                   Title: President and Chief Executive Officer



                               BEAZER HOMES INVESTMENT CORP.


                               By:   /s/ Ian J. McCarthy
                                  ---------------------------------------------
                                   Name: Ian J. McCarthy
                                   Title: President and Chief Executive Officer



                               CROSSMANN COMMUNITIES, INC.


                               By:  /s/ John B. Scheumann
                                   ------------------------------------
                                    Name: John B. Scheumann
                                    Title: Chief Executive Officer











                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER